NEWS RELEASE

FOR IMMEDIATE RELEASE


LOUISVILLE, KENTUCKY-BASED THOMAS INDUSTRIES ACQUIRES RIETSCHLE, ONE OF EUROPE'S
                   LEADING PUMP AND COMPRESSOR MANUFACTURERS

     o CONFERENCE CALL AND WEBCAST SCHEDULED FOR THURSDAY, AUGUST 29, 2002, AT 11 A.M. EDT/5 P.M. LOCAL SCHOPFHEIM, GERMANY, TIME

         SCHOPFHEIM, Germany (August 29, 2002) -- Thomas Industries Inc. (NYSE:
TII) and Werner Rietschle GmbH + Co. KG - two of the world's leading manufacturers of precision-engineered pumps and compressors - today completed a transaction that combines the companies into a powerful global entity with complementary products and expanded manufacturing and marketing capabilities. In 2001, Rietschle had sales of (euro)155 million (approximately $151 million) and Thomas had sales of $184 million.

         Under the terms of the purchase, Thomas Industries agreed to pay
(euro)85.5 million (approximately $83 million) in cash and 1.8 million shares of Thomas common stock for substantially all of the assets of Rietschle, a privately held company based in Schopfheim. In addition, Thomas will assume approximately (euro)20 million of net debt in connection with the transaction.

         "We're incredibly excited about this union of two very strong companies," said Timothy C. Brown, Chairman, President, and Chief Executive Officer of Thomas Industries. "Rietschle is one of the preeminent names in the business, and their product lines complement ours. There is very little product overlap. The combination of Thomas and Rietschle increases the company's size, scale and global reach. We see great benefits from our combined expertise in engineering, manufacturing, marketing and distribution capabilities. This is the right fit at the right time."

         Dieter Rietschle, Managing Director of Rietschle, added, "This is a transaction that makes perfect sense. We have a lot in common. Rietschle and Thomas have cultures that strongly emphasize innovation and quality. We have outstanding and dedicated employees. Together, these strengths will benefit our customers and provide substantial opportunities for growth. It's truly a marriage of strengths, and I'm pleased to have a role in bringing these companies together."

         Dieter Rietschle will join the board of directors of Thomas Industries in October, expanding the size of the board to eight. The Rietschle family will hold an approximate 10 percent interest in Thomas Industries.

         Rietschle has long been a world leader in vacuum and pressure technology, which includes dry-running and oil-lubricated pumps, blowers, compressors and pressure/vacuum pumps utilizing rotary vane, screw, roots and claw technologies. It has three manufacturing facilities in Europe and 23

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distribution and sales subsidiaries in North and South America, Europe, Asia and
Australia. Its products serve the printing, graphics, woodworking, packaging, medical and automotive industries, and are used in many other applications. Rietschle products will continue to be sold under the well-known and respected Rietschle brand name. The Rietschle operations possess state-of-the-art machining capabilities, a flexible-production foundry for light metal castings, a broad industrial vacuum product line, and engineering expertise in dry running and contact-less pump technologies.

         Thomas Industries manufactures and markets pumps and compressors for original equipment manufacturers (OEMs) for a variety of applications, including healthcare, transportation, business equipment, consumer products and environmental instruments. The company employs 1,075 at eight manufacturing facilities - five in the United States and three in Germany - and 12 international sales offices in the United States, Europe, Asia and Australia.

         "For some time, Thomas Industries has been searching for companies that expand our product offerings and capabilities and play to our strengths," said Brown. "In Rietschle, we have found a company that is oriented toward growth, sells to OEM markets, produces engineered products, is compatible with our international sales network and has operating synergies with our business. Joining forces with Rietschle brings us much closer to our strategic goal of becoming a $500 million a year participant in the global pump and compressor industry."

         Brown said his company has maintained an excellent balance sheet, and with this transaction, "we retain the muscle necessary for a global player in the pump and compressor business. We expect the transaction will be accretive to EPS in 2003."

         Including Rietschle, Thomas' sales will be divided fairly evenly between Europe and North America, with approximately 10 percent to the Asia/Pacific region.

         With the strong Rietschle brand, Thomas is poised to pursue further opportunities through the cross branding of products, and through growth in markets such as printing, packaging, woodworking and many other applications that fit Rietschle technologies, including fuel cells. Approximately $2 million to $4 million of pre-tax synergies are expected annually after the first year.

         Robert W. Baird and Co. served as financial advisor to Thomas Industries in this transaction.

CONFERENCE CALL

         Thomas Industries CEO Tim Brown and Chief Financial Officer Phil Stuecker will discuss this transaction in a teleconference call with analysts, scheduled for Thursday, August 29, 2002, at 11 a.m. U.S. Eastern Daylight Time (5 p.m. local German time).

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         Live audio of the conference call can be accessed from
http://www.vcall.com/EventPage.asp?ID=82246 or from the Thomas Industries Website at www.thomasind.com. First-time Webcast listeners should visit www.vcall.com in advance to download and install any necessary audio software. An audio replay of the call will be available on the Website for approximately 90 days.

ABOUT THOMAS INDUSTRIES INC.

         Thomas Industries Inc., headquartered in Louisville, Kentucky, is the recognized leader in the design and manufacture of pumps and compressors for use in global OEM applications as well as pneumatic construction equipment, leakage detection systems and laboratory equipment. The Company also owns a 32 percent interest in Genlyte Thomas Group LLC, the third-largest lighting fixture manufacturer in North America. Thomas Industries has operations in the United States, Europe, Asia and Australia. The company's stock trades on the New York Stock Exchange under the symbol TII. More information is available at www.thomasind.com.

ABOUT WERNER RIETSCHLE GMBH + CO. KG

         Headquartered in Schopfheim, Germany, Rietschle is a world leader in vacuum and pressure technology, and employs approximately 1,100 people. Rietschle has three manufacturing facilities - two in Germany and one in Switzerland -and distribution and sales operations in the United States, Australia, New Zealand, England, Italy, Denmark, France, Netherlands, Sweden, Switzerland, Brazil, China, Korea, Taiwan, Japan and Hong Kong. It manufactures dry-running and oil-lubricated vacuum pumps, compressors and pressure/vacuum pumps, serving the printing and graphics industry and a wide variety of other industries. More information is available at www.rietschle.com.

         The statements in this press release with respect to future results and future expectations may be regarded as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results may differ materially from those currently expected. They are subject to various risks, such as the ability of Thomas Industries and the joint venture to meet business sales goals, fluctuations in commodity prices, slowing of the overall economy, increased interest costs arising from a change in the companies' leverage or change in rates, failure of the joint venture to produce anticipated synergies and cost savings, and the timing and magnitude of capital expenditures, as well as other risks discussed in Thomas' filings with the Securities and Exchange Commission, including its Annual Report and 10-K for the year ended December 31, 2001. Thomas Industries makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.


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Thomas Industries Contact:
Laurie Lyons, Vice President of Corporate Communications, Thomas Industries.
Phone: (502) 893-4612; email: llyons@thomasind.com.
                              --------------------

Rietschle (Germany) Contact:

Anne-Christine Hudjetz, Communications, Rietschle GmbH + Co. KG
Phone: +49/ 7622-392-287; email: anne-christine.hudjetz@rietschle.com.
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